UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

VIPER POWERSPORTS INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification No.)

2458 West Tech Lane, Auburn, AL	36832
(Address of principal executive offices)	(Zip Code)

(334) 887-4445

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)
•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition; Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement; Item 2.06 Material Impairments

Viper Powersports Inc. announced today that on February 13, 2013, Precious Capital LLC (“Precious”) issued a notice related to the April 24, 2012 Loan and Security Agreement (“Agreement”) between Viper Motorcycle Company (“Viper”) and Precious. The notice stated that a Balancing Default to the Agreement exists and provided for 10 business days to cure the issue before an Event of Default will occur.

Viper and Precious have been working to restructure the agreement to achieve an equitable capital structure for all of Viper’s stakeholders. In parallel with the restructuring discussions, Viper has been actively seeking financial alternatives and will vigorously continue to pursue all viable options.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2013	Viper Powersports Inc.

By: /s/ Timothy Kling
Timothy Kling
Chief Financial Officer